Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69145) of Newmont Mining Corporation of our report dated June 6, 2003 relating to the financial statements of Newmont Retirement Savings Plan for Hourly-Rated Employees, which appears in this Form 11-K.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

June 27, 2003